Exhibit 99.1

Bradley Pharmaceuticals, Inc. (NYSE: BDY) was founded in 1985 as a specialty pharmaceutical company marketing to niche physician specialties in the U.S. and 38 international markets. Bradley’s success is based on the strategy of Acquire, Enhance and Grow. Bradley Acquires non-strategic brands, Enhances these brands with line extensions and improved formulations and Grows the products through promotion, advertising and selling activities to optimize life cycle management. Bradley Pharmaceuticals is comprised of Doak Dermatologics, specializing in topical therapies for dermatology and podiatry, and Kenwood Therapeutics, providing gastroenterology, respiratory and other internal medicine brands.

Please visit Bradley Pharmaceuticals web site at: www.bradpharm.com

Bradley Pharmaceuticals common stock is listed on the NYSE under the symbol BDY.

For Immediate Release	Contact:	Anthony Griffo Investor Relations Bradley Pharmaceuticals, Inc. 973-882-1505, ext. 313

BRADLEY PHARMACEUTICALS ANNOUNCES CLASS ACTION
LITIGATION, 10-K DELAY AND GUIDANCE WITHDRAWAL

Fairfield, NJ—March 11, 2005 — Bradley Pharmaceuticals, Inc. (NYSE: BDY) today announced that purported class action lawsuits have been filed in the United States District Court for the District of New Jersey against the Company and, in some cases, certain of its officers. The lawsuits, filed following the announcement by the Company last week of an informal inquiry by the Securities and Exchange Commission, allege violations of federal securities laws, including with respect to revenue recognition and capitalization of certain payments. The Company is investigating these issues and intends to vigorously defend itself against the lawsuits.

The Company further announced that, following discussion with its auditors, it does not anticipate finalization of its audited financial statements for 2004 until conclusion and evaluation of the previously announced review being conducted by counsel for the Company’s Audit Committee. As that review will not be concluded prior to the due date for the Company’s Annual Report on Form 10-K, the Company will be unable to file its Form 10-K on a timely basis.

As a result of the lawsuits, SEC Inquiry, Audit Committee review and associated expenses that are not currently estimatable, the Company is withdrawing previously announced financial guidance for unreported periods.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that Bradley expects, believes or anticipates will or may occur in the future, such as earnings estimates, other predictions of financial performance, launches by Bradley of new products and market acceptance of Bradley’s products. Forward-looking statements are based on Bradley’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond Bradley’s control. These risks and uncertainties include Bradley’s ability to favorably resolve the pending SEC informal inquiry, maintain sales of its products, successfully acquire, develop, integrate, or sell new products or effectively react to other risks and uncertainties described from time to time in Bradley’s SEC filings, such as fluctuation of quarterly financial results, estimation of product returns, chargebacks, rebates and allowances, concentration of customers, reliance on third party manufacturers and suppliers, litigation or other proceedings (including the pending class action lawsuits), government regulation and stock price volatility. Further, Bradley cannot accurately predict the impact on its business of the approval, introduction, or expansion by competitors of generic or therapeutically equivalent or comparable versions of Bradley’s products or of any other competing products. Bradley does not guarantee any forward-looking statement, and actual results may differ materially from those projected. Bradley undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.